ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                          INTERSTATE GOLD AND GAS, INC.


     Pursuant to the provisions of the Nevada Business Corporation Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation.

     1. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on March 9, 1998, said articles are hereby amended and shall read as follows:

--------------------------------------------------------------------------------

                                    Article 1
                                      Name

     The name of the corporation is Cardiovascular Laboratories, Inc.
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     2. The number of shares of the corporation outstanding at the time of adoption was 49,972,899; and the number of shares entitled to vote thereon were the same.

     3. The number of shares represented at the meeting was 25,762,433. All shares voted in favor of the amendment. The shares represented a majority of the issued and outstanding shares. There were no shares voting against the amendment.

     Effective the 13th day of April, 1998.

                                                    /s/ Robert Kropf
                                                    ---------------------------
                                                        Robert Kropf, President


         /s/ Robert Kropf
         ---------------------------
             Robert Kropf, Secretary


Filed on May 29, 1998, in the Office of the Secretary of State of the State of Nevada.

State of Utah       )
                    )ss
County of Salt Lake )


     On this 20th day of May, Robert Kropf personally appeared before me, a Notary Public, and executed the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporations as a duly authorized President and Secretary.

     In Witness Hereof, I have hereunto set my hand and official seal.

                                                          /s/ Mona M. Carlson
                                                          -------------------
                                                              Mona M. Carlson
                                                              Notary Public


                                       Residing at: Salt Lake City, UT

My Commission Expires:

May 1, 2000